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                                                                    Exhibit 23.6

              [LETTERHEAD OF BRICKER & MELTON, P.A. APPEARS HERE]


              Consent of Independent Certified Public Accountant


We consent to the incorporation in the Registration Statement on Form S-4 of our report dated January 16, 1998, which appears in the annual report on Form 10-K of Premier Bancshares, Inc. and Subsidiaries for the year ended December 31, 1998, quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1999, and June 30, 1999, current report on Form 8-K dated April 6, 1999, April 20, 1999, May 27, 1999, and August 3, 1999, and Registration Statements on Form 8-A/A dated May 27, 1999, (for Common Stock); dated May 27, 1999, (for Preferred Securities of Premier Capital Trust I), Registration Statement on Form S-4 dated July 16, 1999, Registration Statement on Form S-8 dated July 27, 1999, and Registration Statement on Form S-4 dated September 3, 1999, and Post-Effective Amendment No. 1 to Form S-4 Registration Statement dated September 22, 1999.


                                                /s/ Bricker & Melton, P.A.

Duluth, Georgia
September 22, 1999